Exhibit 8.2

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

May 2, 2019

TCF Financial Corporation

200 Lake Street East

Wayzata, Minnesota 55391

Re: TCF Financial Corporation/Chemical Financial Corporation Merger

Ladies and Gentlemen:

We have acted as counsel to TCF Financial Corporation, a Delaware corporation (“TCF”), in connection with the Agreement and Plan of Merger, dated as of January 27, 2019 (the “Agreement”), by and between TCF and Chemical Financial Corporation, a Michigan corporation (“Chemical”), pursuant to which TCF will merge with and into Chemical, with Chemical being the surviving entity, on the terms and conditions set forth in the Agreement (the “Merger”). For purposes of this opinion, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Agreement.

This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-230635) (as amended, the “Registration Statement”) of Chemical, including the joint proxy statement/information statement and prospectus forming a part thereof, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Merger pursuant to the Agreement. We have examined (i) the Agreement, (ii) the Registration Statement and (iii) the representation letters of Chemical and TCF delivered to us in connection with this

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opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have also assumed that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Chemical and TCF in the Agreement and in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of”, or “based on the belief of” Chemical and TCF or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.

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Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements made in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” insofar as they purport to constitute summaries of certain provisions of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters described therein in all material respects.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement, and to the references to our firm name under the captions “Material U.S. Federal Income Tax Consequences of the Merger” and “Legal Opinions.”

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP